Exhibit 99.1

INDUSTRIAL INCOME TRUST INC.

PRO FORMA FINANCIAL INFORMATION

(Unaudited)

The following pro forma condensed consolidated financial statement has been prepared to provide pro forma information with regard to real estate acquisitions and financing transactions, as applicable. The unaudited pro forma condensed consolidated financial statement should be read in conjunction with Industrial Income Trust Inc.’s (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2013.

The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012, combine the Company’s historical operations with the purchase of each of the real property and financing transactions described below, as if those transactions had occurred on January 1, 2012.

On March 28, 2012, the Company acquired a 100% fee interest in 11 industrial buildings aggregating approximately 3.5 million square feet on 201.3 acres, located in the submarkets of Plainfeld, Indiana and Lehigh Valley, Pennsylvania (collectively referred to as the “IN/PA Industrial Portfolio”). The total aggregate purchase price was approximately $137.3 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its initial public offering.

On May 10, 2012, the Company acquired a 100% fee interest in two industrial buildings aggregating approximately 1.6 million square feet on 96.4 acres. The buildings are located in Phoenix, Arizona (collectively, the “Cactus Distribution Centers”). The total aggregate purchase price was approximately $131.7 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its public offerings.

On December 5, 2012, the Company acquired a 100% fee interest in 12 industrial buildings aggregating approximately 3.7 million square feet on 197.6 acres, (collectively, the “National Distribution Portfolio”). The buildings are located in the markets of Atlanta, Georgia; Chicago, Illinois; Fort Lauderdale, Florida; and Memphis, Tennessee. The total aggregate purchase price was approximately $180.0 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its public offerings.

The Company entered into the following financing transactions prior to December 31, 2012, and these transactions are included in the Company’s historical consolidated balance sheet as of December 31, 2012: $82.4 million mortgage note payable secured by the IN/PA Industrial Portfolio that closed on May 24, 2012; $76.6 million mortgage note payable secured by the Cactus Distribution Centers that closed on July 11, 2012; and $105.0 million mortgage note payable secured by 11 of the 12 buildings in the National Distribution Portfolio that closed on December 27, 2012.

The unaudited pro forma condensed consolidated statement of operations has been prepared by the Company’s management based upon the Company’s historical financial statements, certain historical financial information of the acquired properties, and certain purchase accounting entries of the acquired properties. This pro forma statement may not be indicative of the results that actually would have occurred if these transactions had been in effect on the dates indicated, nor do they purport to represent our future financial results. The accompanying unaudited pro forma condensed consolidated statement of operations does not contemplate certain amounts that are not readily determinable, such as additional general and administrative expenses that are probable, or interest income that would be earned on cash balances.

INDUSTRIAL INCOME TRUST INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

(Unaudited)

(in thousands, except per share data)	Company Historical (1)	Acquisitions		Pro Forma Adjustments		Consolidated Pro Forma
Revenues:
Rental revenues	$127,893	$21,884	(2)	$(1,062	)(4)	$148,715

Total revenues	127,893	21,884		(1,062)		148,715

Operating expenses:
Rental expenses	30,674	4,712	(3)	—		35,386
Real estate-related depreciation and amortization	60,479	—		11,709	(5)	72,188
General and administrative expenses	5,699	—		—		5,699
Asset management fees, related party	11,918	—		1,854	(6)	13,772
Acquisition-related expenses, related party	12,715	—		(4,489	)(7)	8,226
Acquisition-related expenses	9,186	—		(1,588	)(7)	7,598

Total operating expenses	130,671	4,712		7,486		142,869

Operating (loss) income	(2,778)	17,172		(8,548)		5,846

Other expenses:
Equity in loss of unconsolidated joint venture	2,944	—		—		2,944
Interest expense and other	29,021	—		6,406	(8)	35,427
Loss on early extinguishment of debt	837	—		—		837

Total other expenses	32,802	—		6,406		39,208

Net (loss) income	(35,580)	17,172		(14,954)		(33,362)
Net (loss) income attributable to noncontrolling interests	—	—		—		—

Net (loss) income attributable to common stockholders	$(35,580)	$17,172		$(14,954)		$(33,362)

Weighted-average shares outstanding	102,215					144,288 (9)

Net loss per common share - basic and diluted	$(0.35)					$(0.23)

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

INDUSTRIAL INCOME TRUST INC.

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

(Unaudited)

(1)	Reflects the Company’s historical consolidated statement of operations for the year ended December 31, 2012. Refer to the Company’s historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K filed with the SEC on March 6, 2013.

(2)	The table below set forth the incremental impact of rental revenue of the properties acquired by the Company based on the historical operations of such properties for the periods prior to acquisition. The incremental rental revenue is determined based on the acquired property’s historical rental revenue and the purchase accounting entries and includes: (i) the incremental base rent adjustments calculated based on the terms of the acquired leases and presented on a straight-line basis and (ii) the incremental reimbursement and other revenue adjustments, which consist primarily of rental expense recoveries, and are determined based on the acquired customer’s historical reimbursement and other revenue. The incremental straight-line rent adjustment resulted in an increase to rental revenue of approximately $1.5 million for the year ended December 31, 2012.

	For the Year Ended December 31, 2012
(dollars in thousands)	Incremental Rental Revenue	Incremental Reimbursement and Other Revenue
IN/PA Industrial Portfolio	$3,176	$323
Cactus Distribution Centers	2,785	1,353
National Distribution Portfolio	11,636	2,611

Total	$17,597	$4,287

(3)	The table below set forth the incremental impact of rental expense of the properties acquired by the Company based on the historical operations of such properties for the periods prior to acquisition. The incremental rental expense adjustment is determined based on the acquired property’s historical operating expenses, insurance expense, and property management fees.

	For the Year Ended December 31, 2012
(dollars in thousands)	Incremental Rental Expense	Incremental Real Estate Taxes
IN/PA Industrial Portfolio	$299	$544
Cactus Distribution Centers	112	466
National Distribution Portfolio	1,709	1,582

Total	$2,120	$2,592

(4)	The table below set forth the incremental impact of rental revenue of the properties acquired by the Company, which includes the adjustments to reflect rents at markets, as determined in purchase accounting, that consists of above-market lease assets, which are amortized over the remaining lease term, and below-market lease liabilities, which are amortized over the remaining lease term, plus any fixed-rate renewal periods, as applicable.

Incremental Amortization of (Above) Below Lease Intangibles, net
(dollars in thousands)	For the Year Ended December 31, 2012
IN/PA Industrial Portfolio	$35
Cactus Distribution Centers	(140)
National Distribution Portfolio	(957)

Total	$(1,062)

(5)	The following table sets forth the incremental depreciation and amortization expense of the properties acquired by the Company. Pursuant to the purchase price allocations, the amounts allocated to buildings are depreciated on a straight-line basis over a period of 20 to 40 years and the amounts allocated to intangible in-place lease assets will be amortized on a straight-line basis over the lease term.

Incremental Depreciation and Amortization
(dollars in thousands)	For the Year Ended December 31, 2012
IN/PA Industrial Portfolio	$1,838
Cactus Distribution Centers	1,368
National Distribution Portfolio	8,503

Total	$11,709

(6)	Asset management fees were calculated as though the properties acquired by the Company during 2012 had been managed by Industrial Income Advisors, LLC, the Company’s Advisor, since January 1, 2012. The management fee consists of a monthly fee of one-twelfth of 0.80% of the aggregate cost (including debt, whether borrowed or assumed), before non-cash reserves and depreciation, of each real property asset within the Company’s portfolio.

(7)	The acquisition costs incurred by the Company related to these property acquisitions have been excluded from the presentation of the pro forma statement of operations, as these costs were directly attributable to property acquisition transactions and are not recurring in nature. The following table sets forth the impact of acquisition-related expenses of the properties acquired by the Company.

	For the Year Ended December 31, 2012
(dollars in thousands )	Acquisition- Related Expenses, Related Party	Acquisition- Related Expenses
IN/PA Industrial Portfolio	$(1,373)	$(1,084)
Cactus Distribution Centers	(1,316)	(120)
National Distribution Portfolio	(1,800)	(384)

Total	$(4,489)	$(1,588)

(8)	The following table sets forth the incremental interest expense calculated based on the actual terms of the mortgage notes payable incurred in conjunction with each acquisition as if these financings were outstanding as of January 1, 2012:

					Estimated Incremental Interest Expense
(dollars in thousands)	Issuance Date	Maturity Date	Interest Rate	Amount Financed	For the Year Ended December 31, 2012
IN/PA Industrial Portfolio	May 24, 2012	July 1, 2022	4.25%	$82,350	$1,371
Cactus Distribution Centers	July 11, 2012	August 1, 2023	4.15%	76,616	1,655
National Distribution Portfolio	December 27, 2012	February 1, 2022	3.30%	105,000	3,380

Total				$263,966	$6,406

(9)	The pro forma weighted average shares of common stock outstanding for the year ended December 31, 2012 were calculated to reflect all shares sold through February 28, 2013 as if they had been issued on January 1, 2012.

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